Exhibit 10.3

November 6, 2017

ABM Industries Incorporated
One Liberty Plaza
7th Floor
New York, New York 10006
Attention: Chief Financial Officer

Re:
Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of September 1, 2017 among ABM Industries Incorporated, a Delaware corporation, the Designated Borrowers party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent.

Ladies and Gentlemen:

Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

Pursuant to Section 2.04(a) of the Credit Agreement each Swingline Loan is required to bear interest at the Base Rate plus the Applicable Rate. The Company has requested, and the Swingline Lender has agreed, that each Swingline Loan shall bear interest, for any day, at a rate equal to the sum of (a) the rate based on clause (b) of the definition of “Eurocurrency Rate” in Section 1.01 of the Credit Agreement plus (b) the Applicable Rate for Revolving Loans that are Eurocurrency Rate Loans.

Notwithstanding the foregoing, (a) the Swingline Lender can at any time cancel this letter upon prior notice to the Company whereupon each Swingline Loan shall thereafter bear interest at the rate set forth in Section 2.04(a) of the Credit Agreement and (b) if the Swingline Lender has received the Swingline Participation Amount from any Lender with respect to a Swingline Loan, then such Swingline Loan shall thereafter bear interest at the rate set forth in Section 2.04(a) of the Credit Agreement.

This letter agreement may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this letter agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart thereof. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Please sign and return a copy of this letter agreement to acknowledge and confirm your agreement to the terms set out herein.

Sincerely,

BANK OF AMERICA, N.A., as Swingline Lender

By: /s/ Alan Pendergast
Name:    Alan Pendergast
Title:    Senior Vice President

ACCEPTED AND AGREED:

ABM INDUSTRIES INCORPORATED, a Delaware corporation

By: /s/ D. Anthony Scaglione
Name:    D. Anthony Scaglione
Title:    Executive Vice President and Chief Financial Officer